Exhibit 10.2
2024–2025 Merger Incentive Plan

Purpose
The purpose of this Merger Incentive Plan (the “Plan”) is to provide cash and equity-based incentive awards to members of senior management of Burke & Herbert Bank and its affiliates (referred to generally as the “Bank”), in order to retain and incentivize such individuals to achieve key milestones following the merger of Burke & Herbert Financial Services Corp. (the “Holding Company”) with Summit Financial Group, Inc. (the “Merger”).
Plan Effective Date
The Plan will become effective upon the closing of the Merger, and its effectiveness is conditioned upon closing of the Merger on or prior to June 1, 2024.
Eligibility
The Compensation Committee of the Board of Directors of the Holding Company (the “Compensation Committee”) will select, in its sole discretion, each individual who is eligible to participate in the Plan, subject to such individual’s employment with the Bank immediately following the Merger (each, a “Participant”). The Compensation Committee may, in its sole discretion, add additional Participants to the Plan following the Plan’s effective date. If the Compensation Committee so determines, one or more of such additional Participants’ incentives under the Plan may be pro-rated based upon the date in which they commence participation in the Plan.
Individual Target Incentives
The Compensation Committee will establish a “Total Target Incentive” for each Participant in the Plan, expressed as a dollar amount, which will be communicated individually to each Participant. Each Participant will have the opportunity to earn between 0% to 150% of their Total Target Incentive, as described further below. The communication will specify how the Total Target Incentive is allocated as between the various cash and equity-based incentive opportunities described below.
Performance Metrics
The Plan is comprised of the following two performance metrics:
1.Earnings Per Share or “EPS” means GAAP earnings per share on a diluted basis.
2.Merger Cost Savings or “MCS” means the amount of pre-tax cost savings identified from the elimination of redundant costs including, but not limited to, personnel, systems and equipment; savings from renegotiated contracts with suppliers and vendors; improved operational efficiencies; and the impact of the disposition of assets or liabilities, as determined by the Compensation Committee. For the purposes of the definition, pre-tax cost savings from the cancellation of an annual recurring payment shall be calculated based on the annual cost savings for one year, whereas pre-tax cost savings from the cancellation of a contract with a

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fixed term shall be calculated based on the total cost savings during the contract term (whether or not such term extends beyond calendar year 2025).

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Cash Incentive Opportunities
Each Participant will have the opportunity to earn four cash incentives. In each case, a Participant must be continuously employed by the Bank through the payout date for a particular cash incentive in order to receive a payout of that cash incentive. If a Participant’s employment with the Bank ceases for any reason, the Participant will forfeit the opportunity to receive any cash incentives under the Plan that have not previously been paid to the Participant.

Earnings Per Share
2024 EPS Incentive. Cash incentive payable in the first quarter of 2025, but no later than March 15, 2025, based upon the Bank’s achievement of its EPS goal for the period between the closing of the Merger through December 31, 2024 (the “2024 EPS Goal”). The 2024 EPS goal will be communicated to each Participant as soon as administratively practicable following the Merger. The portion of the Participant’s Total Target Incentive that is allocated to the 2024 EPS Incentive opportunity is referred to as the “2024 EPS Target Incentive.”
2025 EPS Incentive. Cash incentive payable in the first quarter of 2026, but no later than March 15, 2026, based upon the Bank’s achievement of its EPS goal for calendar year 2025 (the “2025 EPS Goal”). The 2025 EPS goal will be communicated to each Participant as soon as administratively practicable in 2025. The portion of the Participant’s Total Target Incentive that is allocated to the 2025 EPS Incentive opportunity is referred to as the “2025 EPS Target Incentive.”

	Below Threshold	Threshold	Target	Maximum
% of Performance Target Achieved for 2024 EPS Goal or 2025 EPS Goal	< 80%	80%	100%	150% or more
% of 2024 EPS Target Incentive or 2025 EPS Target Incentive Earned	0%	80%	100%	150%
*Straight-line interpolation will be used to calculate performance results when performance falls between ”Threshold” and “Target” or “Target” and “Maximum.”

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Merger Cost Savings

The portion of the Participant’s Total Target Incentive that is allocated to the Merger Cost Savings cash incentive opportunity is referred to as the “Total MCS Target Incentive.”

The percentage of the Total MCS Target Incentive that may be earned based upon the achievement of the MCS goal is set forth in the table below.

MCS Incentive

	Below Threshold	Threshold	Target	Maximum
Merger Cost Savings	Less than $10 million	$10 million	$20 million	$30 million or more
% of Total MCS Target Incentive earned	0%	50%	100%	150%
*Straight-line interpolation will be used to calculate performance results when performance falls between “Threshold” and “Target” or “Target” and “Maximum.”.

2024 MCS Incentive. During the first quarter of 2025, the Committee will assess the Bank’s achievement of its Merger Cost Savings goal during the period between the closing of the Merger and December 31, 2024. Any cash amount payable to a Participant, as determined in accordance with the table above, will be paid no later than March 15, 2025.

2025 MCS Incentive. During the first quarter of 2026, the Committee will assess the Bank’s achievement of its Merger Cost Savings goal during the cumulative period between the closing of the Merger and December 31, 2025. The cash amount payable to a Participant, if any, shall be determined in accordance with the table above, less the 2024 MCS Incentive (if any) paid to the Participant. Any such resulting amount will be paid no later than March 15, 2026.

The sum of the 2024 MCS Incentive and 2025 MCS Incentive paid to a Participant will in no event exceed 150% of the Total MCS Target Incentive.

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Equity-Based Incentive Award Opportunities
The dollar portion of the Total Target Incentive allocable to a Participant’s equity-based incentive awards will be divided by the closing price of a share of Holding Company stock on the date of the Merger, with the quotient (rounded to the next whole number) representing the number of total performance-based restricted stock units ("PRSUs”) that will be granted to the Participant. Half of these PRSUs will be granted to the Participant on the first business day following the closing of the Merger (the “2024 EPS PRSU Award”), and the other half will be granted as soon as administratively practicable in 2025 (the “2025 EPS PRSU Award”). If the total number of PRSUs is an odd number, the 2024 EPS PRSU Award shall contain one more PRSU than the 2025 EPS PRSU Award, in lieu of granting a fractional PRSU. Between 0%-150% of the PRSUs may be earned based on the achievement of EPS goals and the Participant’s continued employment, as described further below. In each case, the Participant must be continuously employed by the Bank through the applicable grant date in order to receive the grant.
As soon as administratively practicable in calendar year 2025, the Compensation Committee will determine the portion of the 2024 EPS PRSU Award (if any) that has been “banked” based on the extent by which the 2024 EPS Goal has been achieved, as determined based on the chart below. The number of PRSUs banked, if any, will become vested in three equal annual installments, on the first, second and third anniversary of the Merger closing date, subject in each case to the Participant’s continued employment through the applicable vesting date. Each vested PRSU will be settled in a share of Holding Company stock within 60 days of the vesting date.
As soon as administratively practicable in calendar year 2026, the Compensation Committee will determine the portion of the 2025 EPS PRSU Award (if any) that has been “banked” based on the extent by which the 2025 EPS Goal has been achieved, as determined based on the chart below. The number of PRSUs banked, if any, will become vested in three equal annual installments, on the second, third and fourth anniversaries of the Merger closing date, subject in each case to the Participant’s continued employment through the applicable vesting date. Each vested PRSU will be settled in a share of Holding Company stock within 60 days of the vesting date.

Number of PRSUs Banked Based on EPS Performance

	Below Threshold	Threshold	Target	Maximum
% of Performance Target Achieved for 2024 EPS Goal or 2025 EPS Goal	< 80%	80%	100%	150% or more
% of PRSUs underlying 2024 EPS PRSU Award or 2025 EPS PRSU Award that are Banked	0%	80%	100%	150%
*Straight-line interpolation will be used to calculate performance results when performance falls between “Threshold” and “Target” or “Target” and “Maximum.” Fractional shares will be rounded to the next whole share.
The PRSU awards will be granted under the Burke & Herbert Financial Services Corp 2023. Stock Incentive Plan (or a successor thereto) and the definitive terms of the awards will be set forth in award

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agreements issued thereunder. Notwithstanding anything in a Participant’s employment agreement to the contrary, and unless otherwise provided in the award agreement memorializing a PRSU award, the Participant’s cessation of employment shall have the following effect on outstanding PRSU awards:

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2024 EPS PRSU Award

Reason for Cessation of Employment	Timing of Cessation of Employment	Effect on 2024 EPS PRSU Award
Any reason	Before first anniversary of Merger	Award forfeited in full.
Termination with Cause	Anytime	Any outstanding PRSUs (including vested and banked PRSUs) forfeited.
Death, Disability or termination without Cause	On or after first anniversary of Merger but before second anniversary of Merger
First installment of banked PRSUs settled on schedule.
Second installment of banked PRSUs settled on pro-rata basis (based on days employed between first anniversary of Merger and second anniversary of Merger), subject to execution of release.
Third installment of banked PRSUs forfeited.

Death, Disability, or termination without Cause	On or after second anniversary of Merger but before third anniversary of Merger
First and second installments of banked PRSUs settled on schedule.
Third installment of banked PRSUs settled on pro-rata basis (based on days employed between second anniversary of Merger and third anniversary of Merger), subject to execution of release.

Any reason other than Death, Disability or termination without Cause	On or after first anniversary of Merger but before third anniversary of Merger	First installment of banked PRSUs settled on schedule. Second and third installment of banked PRSUs forfeited, unless otherwise provided in award agreement.
*“Disability” and “Cause” will have the meanings ascribed to them in the award agreements.

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2025 EPS PRSU Award

Reason for Cessation of Employment	Timing of Cessation of Employment	Effect on 2025 EPS PRSU Award
Any reason	Before second anniversary of Merger	Award forfeited in full.
Termination with Cause	Anytime	Any outstanding PRSUs (including vested and banked PRSUs) forfeited.
Death, Disability, or termination without Cause	On or after second anniversary of Merger but before third anniversary of Merger
First installment of banked PRSUs settled on schedule.
Second installment of banked PRSUs settled on pro-rata basis (based on days employed between second anniversary of Merger and third anniversary of Merger), subject to execution of release.
Third installment of banked PRSUs forfeited.

Death, Disability, or termination without Cause	On or after third anniversary of Merger but before fourth anniversary of Merger
First and second installment of banked PRSUs settled on schedule.
Third installment of banked PRSUs settled on pro-rata basis (based on days employed between third anniversary of Merger and fourth anniversary of Merger), subject to execution of release.

Any reason other than Death, Disability or termination without Cause	On or after second anniversary of Merger but before fourth anniversary of Merger	First installment of banked PRSUs settled on schedule. Second and third installment of banked PRSUs forfeited, unless otherwise provided in award agreement.
*“Disability” and “Cause” will have the meanings ascribed to them in the award agreements.

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Adjustments
Notwithstanding anything herein to the contrary, the Compensation Committee may adjust the amount of cash or PRSUs earned under the Plan to eliminate the effect of non-recurring events or extraordinary or special items, including without limitation, legal settlements, regulatory settlements, new legislation, changes in accounting principles, changes to capital structure, mergers, acquisitions, divestitures, and reorganizations.
General Plan Administration
The Compensation Committee shall serve as the Plan administrator and reserves the right to amend the Plan as deemed appropriate at any time. The Compensation Committee shall have the power to interpret the provisions of the Plan and make all decisions with respect to the Plan.
No Right to Continued Employment
Neither the Plan nor any action taken hereunder shall be construed as giving any employee or any other person the right to be retained in the employ of the Bank. All employees are employed at the will of the Bank and are subject to termination at any time, for any reason, with or without cause or notice. At the same time, employees may terminate their employment at any time for any reason.
No Restriction on Corporate Action
This Plan does not restrict the Bank’s ability to alter its structure, issue securities, incur debt and expenses, declare and pay dividends or distributions or otherwise conduct its business or take any action consistent with its governing documents.
Rights of Assignment
No right or interest of any Participant shall be assigned or transferable. Rights are not subject to any lien, directly or indirectly, by operation of law or otherwise, including garnishment, attachment, pledge, and/or bankruptcy.
Distribution on Death
In the event of the death of a Participant, any amounts payable under the Plan (if any) will be paid to the “Designated Beneficiary” as identified in the Group Term Life Insurance Policy, or if there is no such “Designated Beneficiary,” to the Participant’s estate.
Clawbacks, Malfeasance, Take-Backs and Reductions
Awards granted hereunder are subject to recoupment under the Burke & Herbert Financial Services Corp. Clawback Policy, any subsequently adopted recoupment policies or guidelines, and applicable law. In addition, the Compensation Committee reserves the right to reduce the cash and equity-based incentives earned or paid under the Plan by an amount equal to some or all of the losses created by fraud or malfeasance, including legal and other costs associated with that loss. The take-back is the right to reduce a reward by an amount attributable to an income loss or expense incurred because of an action or failure to act on the part of an eligible Participant.
Participant Forms
Participation in the Plan is contingent upon the Participant executing an acknowledgment form in the form provided by the Bank.

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In addition, receipt of any PRSU award under the Plan is contingent upon the Participant executing an award agreement in the form provided to the Participant by the Bank, including the Non-Disclosure and Restrictive Covenant Agreement attached thereto, unless otherwise determined by the Compensation Committee.
Tax Matters
Withholding. Amounts received under the Plan are subject to applicable federal, state, local and foreign withholding taxes.
Section 409A. Awards under the Plan are intended to be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and the provisions of this Plan shall be construed in a manner consistent with that intent. If and to the extent required to comply with Section 409A, no payment or benefit required to be paid under the Plan on account of termination of a Participant’s employment shall be made unless and until the Participant incurs a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this Plan, references to a “termination,” “termination of employment,” “separation from service” or like terms shall mean Separation from Service. For purposes of applying the provisions of Section 409A to this Plan, each amount to be paid or benefit to be provided to a Participant pursuant to this Plan, and each individual installment in a series of payments, shall be construed as a separate identified payment for purposes of Section 409A. If a Participant is a “Specified Employee,” as defined in Section 409A, and if any payment to be made to the Participant shall be determined to be subject to Section 409A, then to the extent required by Section 409A to avoid accelerated taxation and/or tax penalties thereunder, such payment shall be delayed and shall be paid on the first day of the seventh month following the Participant’s “Separation from Service” (within the meaning of Section 409A), or if earlier upon the Participant’s death. Notwithstanding the foregoing, the Bank makes no guarantee as to the tax treatment of payments and benefits hereunder.
Governing Law
The Plan and all awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the Commonwealth of Virginia, without regard to the application of the principles of conflicts of laws.

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ACKNOWLEDGEMENT

I have read the 2024-2025 Merger Incentive Plan document and fully understand and agree to be bound by the terms and conditions of the Plan.

[In addition, I understand that any gross-up tax payment to which I may be entitled under my employment agreement with the Bank will not cover (or otherwise take into account) any cash or equity amounts payable under the Plan.]1

Participant:

___________________________________        ______________
Signature                            Date
Print Name______________________________

Burke and Herbert Bank:

___________________________________            ______________
Danyl Freeman, EVP/Human Resources Director        Date

1To be included for Summit individuals with legacy 280G gross-up rights.

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